CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard CMT Funds of our reports dated October 21, 2025, relating to the financial statements and financial highlights  of  Vanguard Market Liquidity Fund and  Vanguard Municipal Low Duration Fund,  which appear in Vanguard CMT Funds’  Certified Shareholder Report on Form N-CSR for the year ended  August 31, 2025. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

December 17, 2025

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103 +1 (267) 330 3000www.pwc.com